RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

UNANIMOUS WRITTEN CONSENT IN

LIEU OF A MEETING

OF THE BOARD OF DIRECTORS

August 10, 2026

By this consent in writing in lieu of a meeting of the Board of Directors (“Board”) of RiverSource Life Insurance Co. of New York, a New York stock life insurance company (the “Company”), acting in accordance with the laws of the State of New York and the By-laws of the Company (as amended from time to time, the “By-laws”), hereby consent to the following actions, waiv.e any notice required to be provided in connection herewith, and direct this written consent (this “Consent”) to be filed with the records of the Company.

Authorization for Execution of the Company’s Registration Statement

WHEREAS, the Company has effective registration statements with the Securities and Exchange Commission for registered variable annuity and variable life insurance products issued by the Company (the “Registration Statements”).

WHEREAS, from time to time and as required by applicable law, the Company expects to file amendments to the Registration Statement or a new initial Registration Statement.

WHEREAS, the Chief Executive Officer of the Company is authorized to act on the Company’s behalf.

WHEREAS, for avoidance of doubt, the Board wishes to authorize the Chief Executive Officer to sign the Registration Statement, including any amendment thereto or any new initial Registration Statement, on the Company’s behalf pursuant to a power of attorney.

RESOLVED, that the Board hereby authorizes the Chief Executive Officer, when signing any amendment to the Registration Statement or any new initial Registration Statement on behalf of the Company, to designate one or more attorneys-in-fact pursuant to power of attorney, granted in the Chief Executive Officer’s discretion, to sign on the Chief Executive Officer’s behalf.

RESOLVED FURTHER, that the Board hereby authorizes the Chief Executive Officer to take any and all other necessary and proper actions to effectuate the submission of any and all amendments to the Registration Statement and any new initial Registration Statement.

IN WITNESS WHEREOF, the undesigned have executed this unanimous written consent to be effective as of the date first set forth above.

/s/ Jason J. Poor	/s/ Alyson L. Adams
Jason J. Poor	Alyson L. Adams

/s/ Karen M. Bohn	/s/ John D. Bullock
Karen M. Bohn	John D. Bullock

/s/ Ronald L. Guzior	/s/ Diana M. Marchesi
Ronald L. Guzior	Diana M. Marchesi

/s/ Sarah J. Thompson
Sarah J. Thompson